                                                                      U.S. BANK
                                                                     LETTERHEAD




April 23, 1998



Mr. Stephen D. Reichenbach, Executive Vice President and CFO
FLOW INTERNATIONAL CORPORATION
P. O. Box 97040
Kent, WA 98064-9740

Re:  Amendment to Loan covenants

Dear Steve:

Please be advise effective immediately, that pursuant to the Credit Agreement dated September 25, 1995 (including all subsequent amendments) the following convenants have been amended as follows:

                                                      BY
                         COVENANT                  4/30/98
                 Min. Working Capital ($M)          50,000
                 Min. Tang. Net Worth ($M)          40,000

Each of the above convenants will be calculated as defined in the Credit Agreement dated September 25, 1995 with the exception of the Funded Debt Ratio and Debt Service Ratio which will be calculated pursuant to my amendment letter dated April 25, 1997.

For clarification purposes, the following further defines Section 1.1 (Terms Defined) under the sub-heading "Cash Flow", item (b) (i) "cash paid by Borrower during the relevant period for Capital Expenditures". It is Lender's intent to distinguish between cash paid by the Borrower and funds provided by Interest Bearing Debt. For the purposes of defining of "Cash Flow", cash paid by the Borrower during the relevant period for Capital Expenditures DOES NOT include those funds which have been provided through advances against Interest Bearing Debt. The method used to determine the "cash paid by Borrower" amount utilizes the Borrower's Statement of Cash Flows and can be illustrated as follows:

Mr. Stephen D. Reichenbach
April 23, 1998
Page 2

                                                               Example

                                                               FY 1997
                                                               -------
                 Expenditures for Property & Equipment         $9,153M
                 Less:  Net (Increase) Decrease in Interest
                        Bearing Debt                          -$6,370M
                                                               -------
                 Equals:  Cash Paid by Borrower                $2,783M

If the result of the above formula results in zero or a negative number, Cash Paid by Borrower will be considered zero for purposes of calculating "Cash Flow" or any other ratio utilizing "Cash Flow". It should be noted that this is the way the Lenders have always calculated "Cash Flow".

Upon acceptance by all parties, this letter will become an amendment of the Credit Agreement dated September 25, 1995.

Should you have any questions, please do not hesitate to call me.

U.S. BANK, NATIONAL ASSOCIATION

/s/ Mark E. Tsutakawa,
-----------------------------
Vice President



SEATTLE-FIRST NATIONAL BANK

/s/ William P. Stivers,                                 4-28-98
-----------------------------                          ---------
Vice President                                            Date



FLOW INTERNATIONAL CORPORATION

/s/ Stephen D. Reichenbach,                             4-28-98
-----------------------------                          ---------
Executive Vice President and Chief Financial Officer      Date